Exhibit (s)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John H. Homier and Stephen K. Gardner, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form N-2 and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 30th day of July, 2009.

Signature	Title

/s/ Kenneth A. Hersh	Director and Chairman of the Board
Kenneth A. Hersh

/s/ David R. Albin	Director
David R. Albin

/s/ Edward W. Blessing	Director
Edward W. Blessing

/s/ Lon C. Kile	Director
Lon C. Kile

/s/ James R. Latimer, III	Director
James R. Latimer, III